Exhibit 10(xxiii)

RENASANT CORPORATION
EXECUTIVE EMPLOYMENT AGREEMENT
AMENDMENT NO. 2

THIS AMENDMENT NO. 2 TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into by and between Kevin D. Chapman (“Executive”) and Renasant Corporation, a Mississippi corporation (the “Company”), and amends that certain Executive Employment Agreement by and between Executive and the Company effective as of January 1, 2016, as amended effective January 1, 2018 (as so amended, the “Employment Agreement”).

1.    Effectiveness and Construction. This Amendment shall be effective as of January 1, 2025 (the “Amendment Effective Date”). To the extent the terms of this Amendment and the Employment Agreement conflict, for periods from and after the Amendment Effective Date the terms of this Amendment shall control. In all other respects, the terms of the Employment Agreement are hereby ratified and confirmed and shall remain in full force and effect. Unless otherwise defined herein, capitalized terms shall have the respective meanings ascribed to them in the Employment Agreement.

2.    Title and Duties. From the Amendment Effective Date until May 1, 2025, Executive shall remain in his positions as President and Chief Operating Officer of the Company and Renasant Bank (the “Bank”). Effective on May 1, 2025, Executive shall relinquish the title of Chief Operating Officer and shall assume the position of Chief Executive Officer (while continuing in his capacity as President). Section 1.2 of the Employment Agreement is amended to provide that Executive will have such duties and responsibilities assigned to him by, and shall report to, the Board of Directors of each of the Company and the Bank, and Section 1.3 of the Employment Agreement is amended to replace the reference in the first sentence thereof to “Chief Executive Officer” with “Board of Directors of each of the Company and the Bank.”

3.    Mandated Amounts. The Employment Agreement is amended by replacing the second paragraph of Section 4.2 thereof with the following:

As used herein, the “Mandated Amounts” shall consist of (a) any Base Compensation accrued but unpaid as of Executive’s Separation Date; (b) any unpaid transportation benefit due through the Separation Date under Section 3.2(d); (c) any expenses eligible for reimbursement under Section 3.2(e) or Section 3.3 and incurred through Executive’s Separation Date but that have not been reimbursed as of the Separation Date; (d) vested accrued benefits under any Company employee benefit plan or program subject to the terms of the applicable benefit plan or program; and (e) any additional amounts or benefits required by law to be provided, which cannot be waived. Payment or provision of the Mandated Amounts shall be made at the time or times and in the form prescribed under the applicable governing documents or in accordance with governing law, as the case may be.

4.    Executive’s Separation from Service In Connection With a Change in Control. The Employment Agreement is amended by replacing Section 5.2(c) with the following:

c. A cash payment equal to 2.99 times the aggregate of Executive’s (i) Base Compensation in effect prior to the Change in Control, determined without regard to any reduction thereof giving rise to a Constructive Termination, and (ii) average bonus paid under the PBRP with respect to the Company’s two whole fiscal years preceding such Change in Control; such aggregate amount to be paid in the form of a single-sum not more than 60 days following Executive’s Separation Date.

5. Executive’s Covenants.

(a) The Employment Agreement is amended by inserting the following at the end of Section 6.2 thereof:

For the avoidance of doubt, nothing in this Agreement prohibits or restricts (or should be interpreted to prohibit or restrict) Executive (or his attorney) from reporting truthfully and in good faith to, or responding to any inquiry by, any federal, state, or local agency or regulatory authority or self-regulatory authority, including, without limitation, the Securities & Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission or the National Labor Relations Board, about a possible violation of law or regulation or making other disclosures that are protected under whistleblower or other provisions of any applicable federal or state law or regulations. Furthermore, Executive shall not be required to obtain the Company’s or the Bank’s prior authorization to make any such reports or disclosures, nor is Executive required to notify the Company or the Bank that he has made any such reports or disclosures.

Executive is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Executive is further notified that if Executive files an action for retaliation by an employer for reporting a suspected violation of law, Executive may disclose the Company’s trade secrets to Executive’s attorney and use the trade secret information in a proceeding if Executive: (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.

(b) The Employment Agreement is amended by replacing the final two sentences of Section 6.4. thereof with the following:

For purposes of this Section 6.4, the term “Banking Business” shall mean the management and/or operation of a retail bank or other financial institution or securities brokerage. The term “Restricted Area” shall mean the 50-mile radius of any geographic location in which the Bank has a full-service retail branch on Executive’s Separation Date.

(c) Executive expressly acknowledges and agrees that the covenants set forth in Section 6 of the Employment Agreement, as amended hereby, shall continue in force and effect in accordance with their terms and, for avoidance of doubt, that his “Separation Date” thereunder shall be the date on which he ceases to be employed by the Company and the Bank, which may be concurrent with the Expiration Date or at a subsequent date thereafter.

6. Notice. Section 7.10 of the Employment Agreement is amended by replacing the reference to “Chief Executive Officer” with “General Counsel.”

7. Boards of Directors. The Company agrees that, unless otherwise prohibited by applicable law or listing standard, while Executive is an employee of the Company and the Bank (whether pursuant to the Employment Agreement or otherwise), each of the Company and the Bank shall take all appropriate action to cause Executive to be appointed as a member of the Board of Directors of each of the Company and the Bank. Executive agrees that, unless otherwise requested by the Board of Directors of the Company or the Bank, if his employment with the Company terminates (regardless of the reason therefor), then he shall tender his resignation from the Board of Directors of each of the Company and the Bank and from the board of directors (or similar governing body) of any other company affiliated with the

Company for which Executive serves as a director or officer as of his Termination Date. Nothing herein shall be interpreted to prohibit or otherwise restrict the Board of Directors of the Company or the Bank from determining, in its discretion, to nominate (and continue to nominate) Executive for election as a director of the Company or the Bank, as applicable, following the termination of Executive’s employment.

THIS AMENDMENT was approved by the Board of Directors of the Company prior to the date hereof, to be effective as provided herein.

RENASANT CORPORATION:		KEVIN D. CHAPMAN:

By:	/s/ C. Mitchell Waycaster	/s/ Kevin D. Chapman
C. Mitchell Waycaster, Chief Executive Officer

Date: February 25, 2025		Date: February 25, 2025
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